Exhibit 4.2

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO SALE OR DISPOSITION MAY BE AFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.

EMMAUS LIFE SCIENCES, INC.

Convertible Promissory Note

(Cash Interest)

(6 Months)

Principal Amount: $605,000.00	Loan Date: May 1, 2014

FOR VALUE RECEIVED, Emmaus Life Sciences, Inc., a Delaware corporation, located at 20725 S. Western Ave., Suite 136, Torrance, CA  90501 (“Borrower”) agrees to pay to the order of Dr. Paul Terasaki or his assigns (“Lender”), the sum of SIX HUNDRED FIVE THOUSAND ($605,000.00) U.S. Dollars (“Principal Amount”), together with accrued interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum from the date hereof until paid in full, as set forth in Attachment 1 hereto, upon the following terms and subject to the following conditions of this Convertible Promissory Note (“Note”).

1.                                      Terms of Repayment (Balloon Payment):  The entire unpaid Principal Amount of this Note and all accrued, unpaid interest thereon shall become immediately due and payable upon the six (6) month anniversary of the Loan Date, November 1, 2014 (the “Maturity Date”).

2.                                      Prepayment:  Subject to Lender’s Conversion Right pursuant to Section 4 hereof, the indebtedness evidenced by this Note may be prepaid in whole or in part at any time and from time to time without premium or penalty upon not less than ten (10) business days’ prior written notice to Lender.  All prepayments shall first be applied to interest, and then to principal payments in the order of their maturity.

3.                                      Place of Payment:  All payments due under this Note shall be sent to the Lender’s address, as noted in Attachment 1 hereto, or at such other place as the holder of this Note may designate in writing in the future.

4.                                      Conversion Option:  At any time during prior to the Maturity Date and from time to time, Lender shall have the right to convert the outstanding balance of the Principal Amount and/or accrued, unpaid interest thereon, either in whole or in part, to shares of Common Stock of Borrower (the “Shares”) at the Conversion Price of $3.30 per Share or, if then publicly traded, at the average closing sale price per Share for the three (3) trading days immediately preceding the exercise thereof, whichever is lower (the “Conversion Right”) by giving written Notice of Conversion to the Borrower in the form attached hereto as Exhibit A. Upon conversion of this Note, Lender shall be subject to all requirements and transfer restrictions that Borrower may then have in effect with respect to the Shares and purchasers of Shares. The Conversion Price of $3.30 per Share shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock resulting from any combination, subdivision or reclassification of any class of equity securities of the Borrower, any stock split, stock dividend or reverse stock split or any other increase or decrease in the number of outstanding shares of all classes of equity securities of the Borrower.

5.                                      Warrant:                                          Lender is entitled to the warrant to purchase 50,000 shares.  The warrant shall be exercisable within five (5) years of Loan Date.  The warrant share price shall be $3.50.

6.                                      Default:  In the event of default, an additional warrant will be issued for 25,000 shares, and the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorneys’ fees as permitted by law for the collection of this Note upon default.

7.                                      Additional Guarantor: Lender understands and acknowledges that Emmaus Life Sciences, Inc. is the Borrower of this Note.  However, for added security to Lender, this Note is guaranteed by Yutaka Niihara, M.D., CEO.

8.                                      Acceleration of Debt:  If the Borrower fails to make any payment when due under the terms of this Note or seeks relief under the U.S. Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership that is not vacated within thirty (30) days, the entire balance of this Note and all interest accrued thereon shall be immediately due and payable to the holder of this Note.

9.                                      Interest Rate Limitation. It is the intent of the Lender and the Borrower that the holder of this Note shall never be entitled to receive, collect or apply, as interest or other consideration of any kind under this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder of this Note ever receives, collects or applies as interest or other consideration of any kind any such excess, such amount which would be excess interest or other consideration that exceeds the maximum rate of interest permitted by applicable law shall be deemed a partial prepayment of principal and treated hereunder as such; and if the principal is paid in full, any remaining excess interest or other consideration shall be paid to the Borrower forthwith upon demand.

10.                               Certain Waivers. Except as otherwise expressly required hereunder, Borrower hereby waives presentment, demand, notice of demand, dishonor, notice of dishonor, notice of nonpayment, protest, notice of protest and any and all other notices and demands required by applicable law.

11.                               Modification:  No modification or waiver of any of the terms of this Note shall be allowed unless by written agreement signed by the parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

12.                               Transfer of the Note:  The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note.

13.                               Severability of Provisions:  If any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

14.                               Choice of Law:  All terms and conditions of this Note shall be interpreted under the laws of California, U.S.A, without reference to its principles of conflict of laws.

15.                               Authority: Borrower has the power and authority to enter into this Note and to carry out its obligations hereunder..

IN WITNESS WHEREOF, the Borrower has executed this Note as of this 12th day of June, 2014.

EMMAUS LIFE SCIENCES, INC.
a Delaware corporation

By:
Yutaka Niihara, M.D., President and CEO

By:

Name:
Secretary

GUARANTY OF PAYMENT

FOR VALUE RECEIVED, the undersigned, Yutaka Niihara, M.D. (“Guarantor”), hereby unconditionally and irrevocably (i) guarantees the full and prompt payment when due of all sums due and payable by the Borrower pursuant to the foregoing Convertible Promissory Note by Emmaus Life Sciences, Inc., a Delaware corporation, as borrower (“Borrower”), payable to the order of Dr. Paul Terasaki, or his assigns, (“Lender”), in the original principal amount of SIX HUNDRED FIVE THOUSAND DOLLARS ($605,000.00), together with interest thereon as therein provided, (ii) waives acceptance of this Guaranty and presentment, notice of presentment, demand, notice of demand, dishonor, notice of dishonor, notice of nonpayment, protest, notice of protest and any and all other notices and demands required by applicable law, (iii) waives any right to require the holder of said Note to proceed against the Borrower or any other guarantor, or to exhaust the collateral security, if any, of Borrower or any other guarantor now or hereafter held by the holder of said Note, as a condition to the enforcement of this Guaranty against any one or more of the guarantors, (iv) agrees to pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by the holder of said Note in the enforcement hereof, whether or not suit be brought, and (v) to the maximum extent permitted under applicable laws, waives the right to trial by jury in any litigation arising out of or relating to this Guaranty in which the holder of said Note is an adverse party.

YUTAKA NIIHARA, M.D., AN INDIVIDUAL

ATTACHMENT 1

Lender’s Name:	Paul Terasaki Ph.D.

Lender’s Address:

Loan Amount:	USD $605,000

Annual Interest at 10%
Per Annum on Loan Amount:	$60,500

Maturity Date:	November 1, 2014

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Lender in order to convert the Note)

TO: Emmaus Life Sciences, Inc.

The undersigned hereby irrevocably elects to convert $                                                 of the principal amount of the Note issued to the Lender by Emmaus Life Sciences, Inc. (the “Company”) into shares of Common Stock of the Company according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Note unconverted:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Address:
Address:
Phone Number: